UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Astronics Corporation (the “Company”) extended and modified its existing credit facility by entering into Amendment No. 1 dated as of March 27, 2013 (the “Amendment”), to the Second Amended and Restated Credit Agreement, with HSBC Bank USA, National Association (“HSBC”), as Agent and with HSBC, Bank of America, N.A. and Manufacturers and Traders Trust Company, as Lenders ( the “Credit Agreement”). The Amendment provides for an increase in the Company’s revolving credit facility from $35 million to $75 million and for an extension of the maturity date of the revolving credit facility to March 27, 2018. There remains $11.0 million outstanding under the term loan under the Credit Agreement and such term loan continues to mature on January 30, 2014.

Covenants have been modified to eliminate the maximum capital expenditure limit, the cap on permitted acquisitions was increased to $25 million per acquisition and $50 million in the aggregate and the permitted allowance for share repurchases was increased to $20 million. In addition, the maximum permitted Leverage Ratio has been increased to 3.75 to 1 for each fiscal quarter ending on or after March 31, 2013 and to 3.50 to 1 for each fiscal quarter ending after March 31, 2015.

The Company’s obligations under the Credit Agreement as amended are required to be jointly and severally guaranteed by each domestic subsidiary of the Company other than a non-material subsidiary . The obligations are secured by a first priority lien on substantially all of the Company’s and the guarantors’ assets.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of March 27, 2013, among Astronics Corporation, HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: March 27, 2013	By:	/s/ David C. Burney
David C. Burney
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of March 27, 2013, among Astronics Corporation, HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company